Exhibit 10.3

PHARMACOPEIA, INC.
AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

Amendment No. 2

        Pursuant to the power reserved to it in Section 17.7 of the Pharmacopeia, Inc. amended and restated 2004 Stock Incentive Plan (the “Plan”), the Board of Directors of Pharmacopeia, Inc., a Delaware corporation (the “Company”), hereby amends the Plan as follows:

        1.     Section 13.1 is hereby amended and restated in its entirety to read as follows:

“13.1.       Vesting.   The time when an Option or SAR shall vest and become exercisable shall be stated in the Award Notice. The restrictions, if any, on Stock Awards and other Awards shall expire at the times designated in the Award Notice.  The Committee may determine an appropriate vesting schedule for any Award granted by the Company in substitution of an equity award previously granted by an entity acquired by the Company.”

        2.     This Amendment No. 2 to the Plan shall be effective as of May 7, 2008.

        To record the adoption of this Amendment No. 2, the Company has caused its authorized officer to affix its corporate name this 8th day of May, 2008.

PHARMACOPEIA, INC.

By:	/s/ Stephen C. Costalas
Executive Vice President,
General Counsel and Secretary